Exhibit 5.3

March 24, 2014

To:	Titan International, Inc.
2701 Spruce Street
Quincy , IL 62301

Re: Titan International, Inc. and Titan Tire Corporation of Bryan

Ladies and Gentlemen:

We are acting as special counsel for Titan Tire Corporation of Bryan, an Ohio corporation (the “Ohio Guarantor”) in connection with the preparation and filing by Titan International, Inc., an Illinois corporation (the “Company”) with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933 (the “Act”) of the offer and exchange by the Company of up to $400,000,000 aggregate principal amount of the Company’s 6.875% Senior Secured Notes due 2020 (the “Exchange Notes”), which Exchange Notes will be guaranteed by Titan Wheel Corporation of Illinois, Titan Tire Corporation and Titan Tire Corporation of Freeport, each an Illinois corporation (collectively, the “Illinois Guarantors”), and by the Ohio Guarantor (together with the Illinois Guarantors, the “Guarantors”), for a like principal amount of the Company’s outstanding 6.875% Senior Secured Notes due 2020 (the “Outstanding Notes”), which Outstanding Notes have also been guaranteed by the Guarantors. The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of October 7, 2013 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture provides, among other things, that to evidence the guarantee of the Exchange Notes by each Guarantor, a notation of such Guarantor’s guarantee (a “Notation of Guarantee”) will be endorsed by an officer of such Guarantor on each Exchange Note authenticated and delivered by the Trustee.

In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

Based on the foregoing and subject to the qualifications, limitations and exclusions set forth herein, we are of the opinion that:

1.	The Ohio Guarantor is a validly existing Ohio Corporation, in good standing under the laws of the State of Ohio.

2.	The Ohio Guarantor has the necessary corporate power and corporate authority under the laws of Ohio to execute and deliver the Indenture and the Notations of Guarantee to be endorsed by it on the Exchange Notes and to perform its obligations under the Indenture and such Notations of Guarantee.

3.	The execution and delivery by the Ohio Guarantor of the Indenture and the Notations of Guarantee to be endorsed by them on the Exchange Notes, and the performance and observance by the Ohio Guarantor of their respective obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Ohio Guarantor.

4.	To the extent that Ohio law is applicable, the Indenture has been duly executed and delivered by the Ohio Guarantor.

We are members of the bar of the State of Ohio and our opinions herein are limited to matters of the laws of the State of Ohio, and we express no opinions regarding federal securities law or the law of other state jurisdictions.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement filed by the Company to register the Exchange Notes under the Act and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

A copy of this opinion may be delivered to Davis & Gilbert LLP in connection with its opinion filed as Exhibit 5.1 to the Registration Statement and Davis & Gilbert LLP may rely on this opinion as if it were addressed and had been delivered by us to it on the date hereof.

Very truly yours,

Burkey, Burkey & Scher Co., LPA

/s/ James R. Scher, Esq.

James R. Scher, Esq.